VOTING AGREEMENT AND PROXY COUPLED WITH AN INTEREST


      For good and valuable consideration, receipt of which is hereby acknowledged, Hyundai Syscomm Corp., a Caifornia corporation ("HYUNDAI"), hereby appoints Arthur Barchenko (the "Proxy Holder"), with a mailing address at 790 Bloomfield Avenue, Building C, Suite 1, Clifton, New Jersey 07012, as proxy, to vote all shares of Common Stock of Electronic Control Security, Inc., a New Jersey corporation ("ECSI"), now or in the future owned by HYUNDAI (the "Shares"). HYUNDAI and the Proxy Holder agree that, for so long as this proxy remains in effect, all of the Shares shall be voted as determined by Proxy Holder, in his sole discretion.

      This proxy is coupled with an interest and is the proxy referred to in that certain Stock Purchase Agreement dated as of December 22, 2006 (the "Stock Purchase Agreement") between HYUNDAI and ECSI.

      Upon the sale or other transfer of the Shares, in whole or in part, to anyone other than a HYUNDAI affiliate, this proxy shall automatically terminate with respect to such sold or transferred Shares at the time of such sale and/or transfer, without any further action required by any person.

      This proxy shall remain in effect with respect to the Shares of ECSI during the period commencing on the date hereof and continuing until revoked by HYUNDAI, in its sole discretion.

      IN WITNESS WHEREOF, the undersigned has executed this proxy coupled with an interest as of the 22nd day of December 2006.


                                        HYUNDAI SYSCOMM CORP.

                                        By:/s/ Samuel Lee
                                           -------------------------------
                                           Samuel Lee
                                           Chairman of the Board